HAROLD'S STORES, INC.

STOCK OPTION AGREEMENT

This Agreement is made and entered into effective _________, __ ("Effective Date") by and between Harold's Stores, Inc., an Oklahoma corporation ("Company"), and ___________, an employee of Company, or a subsidiary of Company ("Employee").

WITNESSETH:

WHEREAS, Company desires to grant Employee an option to purchase shares of its Common Stock, par value $0.01 per share ("Common Stock"), as hereinafter provided in order to carry out the purpose of the Harold's Stores, Inc. 1993 Performance and Equity Incentive Plan ("1993 Plan").

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties agree as follows:

1. Grant of Option. Subject to the terms contained herein, Company hereby grants to Employee as of the Effective Date, the right and option, herein called the "Option," to purchase all or any part of an aggregate of ______ shares of Common Stock. The right to purchase the underlying shares shall constitute a Non-Qualified Stock Option, as defined in the 1993 Plan.

2. Purchase Price. The purchase price of the shares of Common Stock covered by the Option shall be $_____ per share, subject to adjustment as provided in Paragraph 6 and the 1993 Plan.

3. Term of Option. The Option shall become vested and exercisable in installments at the annual rate of _____ percent (__%) of the total number of shares of Common Stock constituting the Option, beginning on the Effective Date, and on each anniversary date of the Effective Date an additional __% shall vest and become exercisable, such that all of the shares shall have become vested and the Option may thereafter be exercised in full on the fourth anniversary of the Effective Date. The Option may be exercised as to the aggregate number of shares then vested and exercisable, subject to the terms of this Agreement and the 1993 Plan, at any time and from time to time until ______ (__ years after the Effective Date, or for such other period set forth in Paragraph 5 hereof. Except as provided in Paragraph 5, the Option may not be exercised at any time unless Employee shall have been in the continuous employ of the Company or any subsidiary of the Company from the Effective Date hereof through the date of the exercise of the Option.

4. Non-transferability. The Option shall not be assignable or transferable by Employee, except by will or by the laws of descent and distribution. During the life of Employee, the Option shall be exercisable only by him or her.

5. Termination of Employment; Death of Employee. In the event of the death of Employee while in the employ of Company, any unvested installments of the Option shall be accelerated as of the date of death, and the Option shall be exercisable in full by the heirs or other legal representatives of Employee at any time within twelve (12) months following the date of death. In the event of termination of employment of Employee for any reason other than death, the Option shall be exercisable by Employee or his or her legal representative with in three (3) months after the date of termination of employment (within twelve (12) months after termination in the case of termination due to disability, as determined by the Committee, as defined below) as to all shares of Common Stock vested on the date of such termination; provided, however, that Company by action of the Board of Directors or authorized committee thereof (the Board or such committee being referred to herein as "Committee") may in its sole discretion (based upon a recommendation of management of Company) approve acceleration of any then unvested installments of the Option. In no event, may the Option be exercised more than ten (10) years after the Effective Date hereof.

6. Reorganizations and Recapitalizations of Company.

A. Subject to the other provisions of this Agreement, the existence of the Option granted hereunder shall not affect or restrict in any way the right or power of Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure of its business or any merger or consolidation of Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, any issue of shares of Common Stock or shares of any other class of capital stock or warrants or rights to acquire such shares, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any corporate act or proceeding, whether of a similar character or otherwise.

B. In the event of any change in capitalization affecting the Common Stock, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization or any other change affecting the Common Stock ("Change in Capitalization"), a proportionate adjustment shall be made with respect to the aggregate number of shares of Common Stock covered by this Option and the price per share to the end that Employee shall be entitled to receive the same number and kind of stock, securities, cash, property or other consideration as if this Option had been exercised immediately preceding such Change in Capitalization.

C. In the event of a Change in Control (as defined below) of Company, and except as the Committee may expressly determine otherwise in connection with any Change in Control, any unvested portion of the Option outstanding on the date of such Change in Control shall become immediately and fully exercisable.

D. A "Change in Control" of Company shall have occurred if any Acquiring Person (other than Company, any Subsidiary, any employee benefit plan of Company or of any subsidiary, or any person or entity organized, appointed or established by Company or any subsidiary for or pursuant to the terms of any such plans), alone or together with its Affiliates and Associates, shall become the beneficial owner of thirty-five percent (35%) or more of the shares of Common Stock then outstanding, except pursuant to an offer for all outstanding shares of Company's Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of Company and its shareholders (other than the Acquiring Person or any Affiliate or Associate thereof on whose behalf the offer is being made), and the Continuing Directors no longer constitute a majority of the Board.

"Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which together with all Affiliates and Associates, shall be the beneficial owner of a substantial block of Company's Common Stock; provided, however, that Acquiring Person shall not mean Harold G. Powell, or any Affiliate, Associate, spouse, or lineal descendent of Harold G. Powell, including an adopted child of a lineal descendant.

"Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12B-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as from time to time in effect.

"Continuing Director" means (i) any individual who is a member of the Board, while such individual is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the occurrence of the Change in Control date, or (ii) any successor of a Continuing Director, while such successor is a member of the Board, and who is not an Acquiring Person, or an Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

7. Method of Exercising Option. The Option may be exercised, in whole or in part, by written notification to Company on the form of Notice of Election to Exercise attached hereto as Exhibit A, or such other form of written election approved from time to time by the Committee. The completed Notice of Election to Exercise shall be accompanied by cash or a certified or cashier's check for the aggregate purchase price of the number of shares being purchased, or upon exercise of the Option, Employee may, with approval of the Committee, pay for the shares: (i) by tendering Common Stock of Company already owned by Employee with such Common Stock to be valued based on the shares tendered at the Fair Market Value (as defined below) determined on the date the Option is exercised; or (ii) surrendering a portion of the Option with such surrendered Option to be valued based on the difference between the Fair Market Value of the shares underlying the surrendered Option on the date of exercise and the aggregate option purchase price of the shares underlying the surrendered Option ("Surrender Value"); or (iii) with a combination of cash, Common Stock and surrender of a portion of the Option. The Committee may also permit Employee to simultaneously exercise the Option and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advanced by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of the Option.

Notwithstanding any provision hereof, the obligation of Company to sell and deliver shares of Common Stock under the Option shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchange as may be required. Employee shall not exercise any portion of the Option and Company will not be obligated to issue any shares under the Option if the exercise thereof or if the issuance of the shares shall constitute a violation by Employee or Company of any applicable law or regulation. Company may require as a condition to the issuance of any shares of Common Stock upon exercise of the Option that Employee remit an amount sufficient, in Company's opinion, to satisfy all applicable FICA, federal, state or other withholding tax requirements related to the exercise of the Option. If approved by the Committee, Employee may satisfy such obligation in whole or in part by surrendering a portion of the Option covering shares having a Surrender Value equal to the amount of such requirement.

8. Rights as a Shareholder. Employee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to him or her for such shares.

9. Subsidiary. As used herein, the term "subsidiary" shall mean any present or future corporation in which Company has a proprietary interest (but only if Company owns, directly or indirectly, stock possessing at lease least fifty percent (50%) of the total combined voting power of all classes of stock in such corporation), as the Board of Directors of Company shall determine from time to time.

10. Fair Market Value. "Fair Market Value" means, if the shares of Common Stock are traded on a national securities exchange, the closing price of the shares on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If the principal market for the shares is the over-the-counter market, Fair Market Value means the closing "asked" price of the shares in the over-the-counter market on the date on which such value is to be determined or, if such asked price is not available, the last sales price on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value which they deem appropriate.

11. Option Plan. The terms of the Option and the rights and responsibilities of the parties hereto shall be governed by the 1993 Plan. In the event of any inconsistency between the terms of this Agreement and the 1993 Plan, the terms of the 1993 Plan shall control.

IN WITNESS WHEREOF the parties hereto have executed this Stock Option Agreement effective as of the day and year first above written.

COMPANY:

HAROLD'S STORES, INC.

BY:______________________________

EMPLOYEE:

_________________________________

928973

EXHIBIT A

HAROLD'S STORES, INC.

Stock Option Agreement

NOTICE OF ELECTION TO EXERCISE

The undersigned grantee of options under the Harold's Stores, Inc. 1993 Performance Equity and Incentive Plan ("1993 Plan") hereby elects to exercise the following options to the number of shares set forth below:

Number of Shares Remaining Number of

Grant Date of Common Stock Shares of Common

of Option Purchased Hereby Stock Under Option

pursuant to the terms of that certain Stock Option Agreement dated __________________ between the undersigned and Harold's Stores, Inc. ("Agreement"). In accordance with the terms of the Agreement and the 1993 Plan, the undersigned has delivered to Harold's Stores, Inc. the aggregate exercise price for the options or has made other acceptable arrangements for satisfaction of such exercise price.

Executed and delivered this _______ day of ______________, _________.

___________________________________

OPTIONEE

Agreed and accepted this _____day of ______________, _________.

HAROLD'S STORES, INC.

By: ________________________________